Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Corbus Pharmaceuticals Holdings, Inc. and Subsidiaries on Form S-8 to be filed on or about March 15, 2022 of our report dated March 8, 2022, on our audits of the consolidated financial statements as of December 31, 2021 and 2020 and for each of the years the ended, which report was included in the Annual Report on Form 10-K filed March 8, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

March 15, 2022